Exhibit 10.2

AMENDMENT NO. 6

TO

ADMINISTRATIVE AND INVESTMENT SERVICES AGREEMENT

Between

State Street Bank and Trust Company

and the

ABA Retirement Funds

WHEREAS, State Street Bank and Trust Company, a Massachusetts trust company (“State Street”), and the ABA Retirement Funds (formerly called the “American Bar Retirement Association”), an Illinois not-for-profit corporation (“ARF”), have heretofore entered into an Administrative and Investment Services Agreement (As Amended and Restated), dated November 18, 2002 (the “AISA Agreement”);

WHEREAS, Section 16.07 of the AISA Agreement provides that it can be amended by written agreement between State Street and ARF; and

WHEREAS, State Street and ARF desire to amend the AISA Agreement in order to (i) permit State Street to terminate the AISA Agreement on nine (9) months’ notice to ARF rather than upon twelve (12) months’ notice.

NOW, THEREFORE, in consideration of the mutual promises set forth below and other good and valuable consideration, the receipt of which is hereby acknowledged, effective September 29, 2008 unless otherwise stated, State Street and ARF hereby agree as follows:

1.	The final sentence of Section 15.01 is deleted and the following is inserted in lieu thereof:

State Street may terminate this Agreement effective at the end of any quarter after the close of business on or after December 31, 2006, by delivering Notice of Termination to ARF at least nine (9) months prior to the Date of Termination specified therein.

2.	All other provisions of this Agreement shall remain in effect as written.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their duly authorized officers this 29th day of September, 2008.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Nancy Grady
Name:	Nancy Grady
Title:	Senior Vice President

ABA RETIREMENT FUNDS

By:	/s/ Bradley K. Blewett
Title:	Acting Executive Director

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